SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 20, 2002


                                   EVTC, INC.
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               (Exact Name of Registrant as Specified in Charter)


     Delaware                           00-20986              22-3005943
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(State or Other Jurisdiction            (Commission          (IRS Employer
    of Incorporation)                   File No.)            Identification No.)

 14910 Welcome Lane, Houston, Texas                         77014
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(Address of Principal Executive Offices)                    (Zip Code)


                                  877-426-3509
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               Registrant's telephone number, including area code:


                   3125 Bolt Street, Fort Worth, Texas 76110 .
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 4.   CHANGE OF REGISTRANT'S CERTIFYING ACCOUNTANT

          On May 20, 2002, EVTC, Inc. (the "Company") and Marcum & Kliegman LLP ("Marcum & Kliegman") agreed that Marcum & Kleigman would no longer serve as the Company's independent accountants. Marcum & Kliegman was only just engaged by the Company on March 19, 2002 and as a result of its brief period of engagement was not requested to perform by the Company nor did it perform on behalf of the Company a review or audit of the Company's consolidated statements.

          For the period of its engagement from March 19, 2002 until May 20, 2002 (the "Engagement Period"), there were no disagreements with Marcum & Kliegman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum & Kliegman, would have caused Marcum & Kliegman to make reference to such disagreements in any reports on the consolidated financial statements for such periods. There were no "reportable events" (as that term is defined in Item 304 (a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) for the Engagement Period that resulted or would have resulted in Marcum & Kliegman advising the Company of any deficiency with respect to internal controls, management representations and preparation of financial statements, scope of audit or to the fairness or reliability of previously issued audit reports or the underlying financial statements.

          The Company has requested that Marcum & Kliegman furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not BDO Seidman agrees with the above statements, a copy of which shall be filed as exhibit to an amendment to this Form 8-K.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 20, 2002                  EVTC, Inc.


                                      By: /s/ Guy L. Harrell
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                                         Guy L. Harrell, Chief Executive Officer


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